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                                                                    EXHIBIT 23.2




CONSENT OF INDEPENDENT ACCOUNTANTS


September 25, 1998


We consent to the inclusion in this registration statement on Form S-1 of our reports dated February 20, 1998, on our audits of the financial statements of Radiation Therapy Services, Inc. and subsidiaries and on our audit of the statement of revenues, direct operating expenses and allocated expenses of the Acquired Companies. We also consent to the references to our firm under the captions "Experts" and "Selected Consolidated Financial Data."


/s/ PRICEWATERHOUSECOOPERS LLP


Tampa, Florida